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                                                                    EXHIBIT 10.2

                         BIOCRYST PHARMACEUTICALS, INC.

                             1991 STOCK OPTION PLAN

                  AMENDED AND RESTATED EFFECTIVE MARCH 3, 1997

                                 AMENDMENT NO. 1


The BioCryst Pharmaceuticals, Inc. 1991 Stock Option Plan (the "Plan"), as amended and restated effective March 3, 1997, is hereby amended, effective March 1, 1999, by changing Section 1.V.A. of Article One in its entirety to read as follows:

     A. Shares of the Company's Common Stock shall be available for issuance under the Plan and shall be drawn from either the Company's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Company on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 3,400,000 shares, subject to adjustment from time to time in accordance with the provisions of this Section V. Such authorized share reserve includes (i) the increase of 500,000 shares of Common Stock authorized by the Board on February 8, 1994, (ii) the increase of 500,000 shares of Common Stock authorized by the Board on March 16, 1995, (iii) the increase of 1,000,000 shares of Common Stock authorized by the Board on March 4, 1997 and (iv) the increase of 400,000 shares of Common Stock authorized by the Board on March 1, 1999 subject to stockholder approval at the 1999 Annual Stockholders Meeting.

IN WITNESS WHEREOF, BioCryst Pharmaceuticals, Inc. has caused this Plan Amendment No. 1 to be executed on its behalf by its duly authorized officer effective as of March 1, 1999.


                                    BIOCRYST PHARMACEUTICALS, INC.

                                    By: /s/ Charles E. Bugg
                                        ---------------------------------------
                                    Title: Chairman and Chief Executive Officer
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